Exhibit 10.4

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is made by and between Hudson Bay Capital Management (“Hudson Bay”) and Second Sight Medical Products, Inc., a California corporation (the “Company”) as of March 23, 2021.

RECITALS

WHEREAS, the Company and Hudson Bay are parties to that certain Term Sheet for Offering of Preferred Shares and Warrants (the “Term Sheet”, and capitalized terms used herein not otherwise defined shall have the meanings ascribed to them in the Term Sheet);

WHEREAS, the Company desires to issue and sell to certain purchasers, including Hudson Bay, an aggregate amount of 4,650,000 shares of common stock of Second Sight (the “Proposed Financing”);

WHEREAS, pursuant to the Binding Terms of the Term Sheet, during the Exclusivity Period (as defined in the Term Sheet), among other rights of Hudson Bay with respect to the Term Sheet, Hudson Bay has the right to participate for up to 50% of the securities in the Proposed Financing or to receive $2,500,000 from the Company (the “Optional Rights”); and

WHEREAS, at the request of the Company, in exchange for (i) Hudson Bay’s participation in the Proposed Financing and purchase of 1,000,000 shares of Common Stock upon the same terms and conditions of such Proposed Financing offered by the Company to the other investors thereunder (the “Hudson Bay Participation”) and (ii) the payment by the Company (in U.S. dollars and immediately available funds, in accordance with wire instructions delivered to the Company on or prior to the closing date of the Proposed Financing) of a consideration of $1,350,000 (the “Waiver Payment”) to Hudson Bay and (iii) the payment of the Legal Fee Amount (as defined below) to Kelley Drye & Warren LLP, Hudson Bay is willing to waive and terminate its rights under the Term Sheet, including the Optional Rights.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hudson Bay and the Company agree as follows:

1.Termination and Waiver. Effective upon the later of (x) the time of consummation of the Hudson Bay Participation, (y) Hudson Bay’s receipt of the Waiver Payment and (z) Kelley Drye & Warren LLP’s receipt of the Legal Fee Amount (the “Effective Date”), Hudson Bay hereby waives any and all rights it may have under the terms of the Term Sheet with respect to the Proposed Financing, including without limitation, the Optional Rights and the right to the reimbursement of legal fees and expenses related to the transactions contemplated therein in excess of the Legal Fee Amount, and, as of the Effective Date, agrees to terminate the Term Sheet.  The Company shall, upon receipt of an invoice from Kelley Drye & Warren LLP, pay a non-accountable amount of $80,000 (less $30,000 previously paid on behalf of the Company) to Kelley Drye & Warren LLP) for legal fees and expenses in connection with the Term Sheet and the transactions contemplated hereby (the “Legal Fee Amount”).

2.Governing Law. This Waiver shall be governed by and construed in accordance with the laws of the State of New York.

3.Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature

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complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.Binding Effect. This Agreement shall be binding and effective in all respects on the parties as well their respective affiliates, successors and assigns.

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IN WITNESS WHEREOF, Hudson Bay has duly executed this Limited Waiver.

Hudson Bay Capital Management

By: /s/ Richard Allison

Name:

Title:

Richard Allison

Authorized Signatory*

AGREED AND ACKNOWLEDGED

Second Sight Medical Products, Inc., a California corporation By: /s/ Matthew Pfeffer

Name:

Title:

Matthew Pfeffer

Acting CEO

*Authorized Signatory

Hudson Bay Capital Management LP

Not individually, but solely as

Investment Advisor to Hudson Bay Master Fund Ltd.

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